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                                                                    EXHIBIT 23.1

                                                       [LOGO OF ARTHUR ANDERSEN]




                   Consent of Independent Public Accountants





As independent public accountants, we hereby consent to the incorporation by reference of our report on the consolidated financial statements of Edison Mission Energy, dated March 15, 1999 included in Edison Mission Energy's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in or made a part of the prospectus, which is part of this registration statement.




                                                    /s/ Arthur Andersen LLP






Los Angeles, California
February 17, 2000